Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

By and Between

International Business Machines Corporation

and

KYNDRYL HOLDINGS, INC.

Dated as of [●], 2021

TABLE OF CONTENTS

Page

Article 1
DEFINITIONS

Section 1.01.	Definitions	1

Article 2
GENERAL PRINCIPLES

Section 2.01.	SpinCo Employees	8
Section 2.02.	Prepositioning of Transferring Employees	9
Section 2.03.	Delayed Transfer Employees	9
Section 2.04.	Work Visas	9
Section 2.05.	Employment of SpinCo Employees	9
Section 2.06.	Individual Agreements	11
Section 2.07.	Collectively Bargained Employees	11
Section 2.08.	Collective Bargaining Agreements	11
Section 2.09.	Liabilities Generally	12
Section 2.10.	Benefit Plans	12
Section 2.11.	Payroll Services	13
Section 2.12.	No Change in Control	13
Section 2.13.	Inadvertent Transfers	13
Section 2.14.	Non-Solicit; No Hire	13
Section 2.15.	Termination of SpinCo Employees	14

Article 3
NON-EQUITY INCENTIVES

Section 3.01.	SpinCo Employee Incentives	14
Section 3.02.	Retention Bonus Programs	14

Article 4
SERVICE CREDIT

Section 4.01.	Parent Benefit Plans	15
Section 4.02.	SpinCo Benefit Plans	15
Section 4.03.	No Expansion of Participation	15

Article 5
SEVERANCE

Section 5.01.	Severance	16

Article 6
WARN ACT

Section 6.01.	WARN Act	16

i

Article 7
CERTAIN WELFARE BENEFIT PLAN MATTERS;
WORKERS’ COMPENSATION CLAIMS

Section 7.01.	SpinCo Welfare Plans	16
Section 7.02.	Allocation of Welfare Benefit Claims	16
Section 7.03.	6055/6056 Reporting	17
Section 7.04.	Credit for Benefits	17
Section 7.05.	Workers’ Compensation Claims	17
Section 7.06.	COBRA	18
Section 7.07.	Flexible Spending Accounts	18
Section 7.08.	Continuation of Elections	18
Section 7.09.	Post-Retirement Health and Life Insurance	19

Article 8
LONG-TERM DISABILITY EMPLOYEES

Section 8.01.	SpinCo LTD Employees	19
Section 8.02.	Retained LTD Employees	19
Section 8.03.	Return to Work	19

Article 9
DEFINED BENEFIT PENSION PLANs

Section 9.01.	U.S. Pension Plans	20
Section 9.02.	Non-U.S. Pension Plans	20

Article 10
DEFINED CONTRIBUTION PLANS

Section 10.01.	SpinCo 401(k) Plan	24
Section 10.02.	401(k) Plan Rollovers	24
Section 10.03.	Employer 401(k) Plan Contributions	25
Section 10.04.	Limitation of Liability	25
Section 10.05.	Non-U.S. Defined Contribution Plans	25

Article 11
NONQUALIFIED DEFERRED COMPENSATION

Section 11.01.	SpinCo Nonqualified Deferred Compensation Plans	26
Section 11.02.	No Transfer of Assets	26
Section 11.03.	Employer Nonqualified Deferred Compensation Plan Contributions	26
Section 11.04.	Limitation of Liability	27

Article 12
ACCRUED LEAVE

Section 12.01.	Vacation, Holidays, Annual Leave and Other Leaves	27

Article 13
EQUITY COMPENSATION

Section 13.01.	SpinCo Equity Incentive Plan	27
Section 13.02.	Treatment of Outstanding Parent Equity Awards	27
Section 13.03.	Parent ESPP	30
Section 13.04.	Tax Reporting and Withholding for Equity-Based Awards	30
Section 13.05.	Parent and SpinCo Income Tax Deductions in Respect of Certain Equity Awards and Compensation	30
Section 13.06.	Compliance	30

Article 14
NON-U.S. EMPLOYEES

Section 14.01.	Treatment of Non-U.S. Employees	31
Article 15
COOPERATION; ACCESS TO INFORMATION; LITIGATION; CONFIDENTIALITY

Section 15.01.	Cooperation	31
Section 15.02.	Access to Information; Privilege; Confidentiality	31

Article 16
TERMINATION

Section 16.01.	Termination	31
Section 16.02.	Effect of Termination	32
Article 17
MISCELLANEOUS

Section 17.01.	Incorporation of Indemnification Provisions of Separation Agreement	32
Section 17.02.	Additional Indemnification	32
Section 17.03.	Further Assurances	32
Section 17.04.	Administration	32
Section 17.05.	Third-Party Beneficiaries	32
Section 17.06.	Employment Tax Reporting Responsibility	33
Section 17.07.	Data Privacy	33
Section 17.08.	Section 409A	33
Section 17.09.	Confidentiality	33
Section 17.10.	Employment Records	33
Section 17.11.	Additional Provisions	33

SCHEDULES

Schedule 1.01	Certain Definitions
Schedule 1.01(a)	List of Certain SpinCo Employees
Schedule 1.01(b)	List of Certain Parent Employees
Schedule 9.02	Defined Benefit Pension Plan Schedule

EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [●], 2021, by and between International Business Machines Corporation, a New York corporation (“Parent”), and Kyndryl Holdings, Inc., a Delaware corporation (“SpinCo” and, together with Parent, the “Parties”).

R E C I T A L S:

WHEREAS, the Parties have entered into the Separation and Distribution Agreement (the “Separation Agreement”), dated as of [●], 2021, pursuant to which Parent intends to effect the Distribution; and

WHEREAS, the Parties wish to set forth their agreements as to certain matters regarding employment, compensation and employee benefits.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

Article 1
DEFINITIONS

Section 1.01.        Definitions. For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Separation Agreement unless otherwise indicated.

“Aggregate Pre-Transfer Date Contributions” has the meaning set forth in Section 7.07.

“Aggregate Pre-Transfer Date Disbursements” has the meaning set forth in Section 7.07.

“Applicable 401(k) Date” has the meaning set forth in Section 10.01.

“Automatic Transfer Employees” means those Transferring Employees whose employment transfers by operation of Law (including the Transfer Regulations) in connection with the transfer of a business or part of a business.

“Benefit Plan” means any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, disability or accident insurance or other employee compensation or benefit plan, program, policy, agreement, arrangement or understanding, including any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), sponsored or maintained by an entity or to which such entity is a party.

“Blue Sky Employee” means any individual who is or was employed by, or provides or provided services to, Modis or any of its Affiliates, and who has applied for reinstatement in his or her jobs with the Parent Group, and which claims are still pending as of the Local Transfer Date.

“Closing Plan Year” means the calendar year in which the Distribution occurs.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and any applicable similar state or local Laws.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreements” has the meaning set forth in Section 2.07.

“Continuing Retiree Medical Jurisdictions” means Argentina, Austria, Belgium, Portugal, Taiwan and Turkey.

“Delayed Transfer Date” has the meaning set forth in Section 2.03.

“Delayed Transfer Employee” means any Transferring Employee whose employment cannot transfer to Parent or SpinCo or their Subsidiaries as of the Local Transfer Date, whether due to (a) legal or regulatory requirements, (b) the timing for obtaining the relevant consent or release in order to transfer a SpinCo Contract to SpinCo in accordance with the Separation Agreement if SpinCo is prohibited from performing the services associated with such SpinCo Contract prior to the transfer of such contract, (c) the need to obtain any required approval from any works council or other labor authority or Governmental Authority prior to transferring the employment of such Transferring Employee, (d) providing services to the SpinCo Group under the TSA and whose employment is intended by Parent to transfer to the SpinCo Group following the completion of the applicable TSA service, (e) providing services to the Parent Group under the TSA and whose employment is intended by Parent to transfer to the Parent Group following the completion of the applicable TSA service, and with respect to such Delayed Transfer Employees described in clauses (d) and (e), the Parties shall use commercially reasonable efforts to ensure that such Delayed Transfer Employees become employed by the Destination Employer as soon as practicable following the completion of the applicable TSA service or (f) such other circumstance as Parent and SpinCo shall mutually agree.

“Destination Employer” means, with respect to a Transferring Employee, (a) a member of the SpinCo Group or (b) a member of the Parent Group, in either case, to which such Transferring Employee transfers as of the Local Transfer Date or Delayed Transfer Date.

“Eligible Retiree Medical Employees” means, with respect to each relevant jurisdiction other than the Continuing Retiree Medical Jurisdictions, each SpinCo Employee who, immediately prior to the Local Transfer Date, is eligible to participate in Parent’s post-retirement health and life insurance plans and has satisfied the eligibility criteria to receive benefits under such plans as in effect on the Local Transfer Date and, with respect to SpinCo Employees located in the United States, any such individual who, as of the Local Transfer Date, is eligible for the “Bridge Leave Program” under Parent’s Personal Pension Plan, completes a bridge to retirement under such program and, on or before the last date of such bridge to retirement, satisfies the eligibility criteria to receive benefits under Parent’s U.S. post-retirement health and life insurance plans.

“Employment Taxes” means all fees, Taxes, social insurance payments and similar contributions to a Governmental Authority or a fund of a Governmental Authority with respect to wages or other compensation of an employee or other service provider.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“Former Parent Employee” means a former employee of any member of the Parent Group or the SpinCo Group, any of their respective members or any of their respective predecessors, in each case, prior to the Local Transfer Date, who is not a Former SpinCo Employee.

“Former SpinCo Employee” means each individual who (a) as of the Local Transfer Date, is not employed by any member of the Parent Group or the SpinCo Group, any of their respective members or any of their respective predecessors, and (b) as of immediately prior to such individual’s termination of employment, (x) was employed by a member of the SpinCo Group or (y) would have been a SpinCo Employee pursuant to clause (a), (b) or (c) of the definition of SpinCo Employee, or as otherwise reasonably determined by Parent.

“Insured Transferee Defined Benefit Plan” means a defined benefit pension plan sponsored or maintained by the SpinCo Group that is assuming Liabilities that relate to benefits accrued prior to the applicable Non-U.S. DB Transfer Date by SpinCo Employees under an Insured Transferor Defined Benefit Plan.

“Insured Transferor Defined Benefit Plan” means any defined benefit pension plan sponsored or maintained by the Parent Group for the benefit of employees principally employed in the jurisdictions designated as such on Schedule 9.02.

“Local Agreement” means an agreement describing the implementation of the matters described in this Agreement (including, without limitation, matters regarding employment, compensation and employee benefits) with respect to Parent Employees, Former Parent Employees, SpinCo Employees and Former SpinCo Employees in a specified jurisdiction in accordance with applicable Law in the custom of the applicable jurisdiction.

“Local Transfer Date” means, as applicable, the earliest of (a) the applicable scheduled “transfer of employment” (or ToE) date on which transfers of employment occurred for the SpinCo Employees in the applicable jurisdiction, (b) the date prior to the Distribution Date on which an individual became a SpinCo Employee and (c) the date with respect to a SpinCo Employee otherwise determined by Parent. For the avoidance of doubt, the Local Transfer Date may not be the same for every SpinCo Employee located in a single jurisdiction.

“Non-Transferor Defined Benefit Plan” means any defined benefit pension plan of the Parent Group maintained for employees who are principally employed outside the United States and that is not an Insured Transferor Defined Benefit Plan, Subsidiary Defined Benefit Plan, Transferor Defined Benefit Plan or Unfunded Transferor Defined Benefit Plan.

“Non-U.S. DB Transfer Date” means the Local Transfer Date or such other date as agreed to between Parent and SpinCo, which need not be the same for each plan; provided that, except with respect to any Transferor Defined Benefit Plan in Germany and the Netherlands, the Non-U.S. DB Transfer Date shall not occur later than the first anniversary of the Distribution Date.

“Non-U.S. DC Plan” has the meaning set forth in Section 10.05.

“Non-U.S. Employees” has the meaning set forth in Section 14.01.

“Offering Period” has the meaning set forth in the Parent ESPP.

“Parent 401(k) Plan” has the meaning set forth in Section 10.01.

“Parent Benefit Plan” means any Benefit Plan sponsored, maintained or, unless such Benefit Plan is exclusively sponsored or maintained by a member of the SpinCo Group, contributed to by any member of the Parent Group or to which any member of the Parent Group is a party.

“Parent Compensation Committee” means the Executive Compensation and Management Resources Committee of Parent or such other committee designated by the Parent Board to administer the Parent Equity Plans.

“Parent Employee” means (a) each individual who is an employee of any member of the Parent Group as of immediately prior to or on the Local Transfer Date, including any such individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury and short-term and long-term disability) from which such employee is permitted to return to active employment in accordance with the Parent Group’s personnel policies, as in effect from time to time, or applicable Law, (b) each individual who becomes an active employee of any member of the Parent Group following the Local Transfer Date but, in each case of clauses (a) and (b), excluding any SpinCo Employee or Former SpinCo Employee, and (c) each individual who is intended by Parent to be a Parent Employee.

“Parent Equity Award Ratio” means the quotient obtained by dividing (a) the Parent Pre-Separation Stock Value by (b) the Parent Post-Separation Stock Value, carried out to six decimal places.

“Parent Equity Awards” means the Parent Options, Parent Restricted Stock Units and Parent Performance Share Units.

“Parent Equity Plans” means the Parent 1997 Long-Term Performance Plan, the Parent 1999 Long-Term Performance Plan, the Parent 2001 Long-Term Performance Plan, the Parent PWCC Acquisition Long-Term Performance Plan and the Parent Red Hat Acquisition Long-Term Performance Plan, each as amended from time to time, and any other stock option or stock incentive compensation plan or arrangement, including any equity award agreement, that is a Parent Benefit Plan or is a plan of an entity acquired by Parent, in each case, as in effect as of the time relevant to the applicable provision of this Agreement.

“Parent ESPP” means the Parent 2014 Employees Stock Purchase Plan.

“Parent Individual Agreement” means any individual (a) employment contract or offer letter, (b) retention, severance or change in control agreement, (c) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation or equalization of Taxes and living standards in the host country) or (d) other agreement containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of a Group, on the one hand, and (i) a Parent Employee or (ii) a Former Parent Employee, on the other hand, as in effect immediately prior to the Local Transfer Date.

“Parent LTD Plan” means any long-term disability insurance plan that is a Parent Benefit Plan.

“Parent Nonqualified Deferred Compensation Plans” means the Amended and Restated Parent Excess 401(k) Plus Plan (f/k/a the Parent Executive Deferred Compensation Plan) and the Deferred Compensation and Equity Award Plan, each as amended from time to time, and any other nonqualified deferred compensation plan or arrangement (including individual arrangements) that is a Parent Benefit Plan, as in effect as of the time relevant to the applicable provision of this Agreement.

“Parent Option” means an option to purchase Parent Common Stock that is outstanding as of immediately prior to the Distribution under any of the Parent Equity Plans.

“Parent Performance Share Unit” means a performance share unit award relating to Parent Common Stock that is outstanding as of immediately prior to the Distribution under any of the Parent Equity Plans.

“Parent Post-Separation Stock Value” means the opening per share price of Parent Common Stock on the New York Stock Exchange on the first trading day that occurs immediately following the Distribution Date.

“Parent Pre-Separation Stock Value” means the closing per share price of Parent Common Stock trading “regular way with due bills” on the New York Stock Exchange on the last trading day that occurs on or prior to the Distribution Date.

“Parent Reverse Transfer Defined Benefit Plan” means a defined benefit pension plan sponsored or maintained by the Parent Group that is assuming Liabilities that relate to benefits accrued prior to the applicable Subsidiary DB Transfer Date under a Reverse Transfer Defined Benefit Plan.

“Parent Reimbursement Account Plan” has the meaning set forth in Section 7.07.

“Parent Restricted Stock Award” means a restricted stock award relating to Parent Common Stock that is outstanding as of immediately prior to the Distribution under any of the Parent Equity Plans.

“Parent Restricted Stock Unit” means a restricted stock unit or retention restricted stock unit award relating to Parent Common Stock that is outstanding as of immediately prior to the Distribution under any of the Parent Equity Plans.

“Parent U.S. Pension Plan” has the meaning set forth in Section 9.01.

“Parent Welfare Plan” means each Welfare Plan that is a Parent Benefit Plan.

“Participating Transferor Defined Benefit Plans” means any Transferor Defined Benefit Plan in the jurisdictions designated as such on Schedule 9.02.

“Pension Asset Transfer Date” has the meaning set forth in Section 9.02(c)(i).

“Performance Share Unit Conversion Amount” means the number of shares of Parent Common Stock to which a Parent Performance Share Unit relates immediately prior to the Distribution Date assuming (i) for Parent Performance Share Units related to performance periods that began prior to January 1, 2021, actual achievement of the relevant performance goals as of immediately prior to the Distribution as determined by the Parent Compensation Committee, or (ii) for Parent Performance Share Units related to the 2021 to 2023 performance period, target-level achievement of the relevant performance goals.

“Pre-Transfer Service” has the meaning set forth in Section 4.02.

“Retained LTD Employee” means each applicable employee of the SpinCo Group who is identified by Parent as a Retained LTD Employee, in a Local Agreement or otherwise.

“Retention Bonus Programs” means retention bonus programs for the benefit of SpinCo Employees, including any individual agreement entered into with any SpinCo Employee.

“Reverse Transfer Defined Benefit Plan” means any Subsidiary Defined Benefit Plan designated as such on Schedule 9.02.

“Specified Period” shall mean the period set forth on Schedule 1.01.

“SpinCo 401(k) Plan” has the meaning set forth in Section 10.01.

“SpinCo Award Agreement” has the meaning set forth in Section 13.01.

“SpinCo Benefit Plan” means any Benefit Plan sponsored, maintained or, unless such Benefit Plan is exclusively sponsored or maintained by a member of the Parent Group, contributed to by any member of the SpinCo Group or to which any member of the SpinCo Group is a party.

“SpinCo Employee” means (a) each individual who is an employee of any member of the SpinCo Group as of immediately prior to or on the Local Transfer Date, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury and short-term disability, and any SpinCo LTD Employee, but excluding any Retained LTD Employee) from which such employee is permitted to return to active employment in accordance with the Parent Group’s or SpinCo Group’s personnel policies, as in effect from time to time, or applicable Law, (b) each individual who becomes an active employee of the SpinCo Group following the Local Transfer Date but, in each case of clauses (a) and (b), excluding any Former SpinCo Employee, (c) each individual listed on Schedule 1.01(a) or listed in a Local Agreement as a SpinCo Employee and (d) each individual who is intended by Parent to be a SpinCo Employee; provided, however, that, unless otherwise required by applicable Law, each individual listed on Schedule 1.01(b) or listed in a Local Agreement as a Parent Employee shall be a Parent Employee for all purposes of this Agreement.

“SpinCo Equity Award Ratio” means the quotient obtained by dividing (a) the Parent Pre-Separation Stock Value by (b) the SpinCo Stock Value, carried out to six decimal places.

“SpinCo Equity Incentive Plan” has the meaning set forth in Section 13.01.

“SpinCo Incentive Payments” has the meaning set forth in Section 3.01.

“SpinCo Individual Agreement” means any individual (a) employment contract or offer letter, (b) retention, severance or change in control agreement, (c) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation or equalization of Taxes and living standards in the host country) or (d) other agreement containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of a Group, on the one hand, and (i) a SpinCo Employee or (ii) a Former SpinCo Employee, on the other hand, in each case, as in effect immediately prior to the Distribution Date.

“SpinCo LTD Employee” means each applicable employee of the SpinCo Group who, as of immediately prior to the Local Transfer Date, is receiving long-term disability benefits under the Parent LTD Plan and who is not a Retained LTD Employee.

“SpinCo Nonqualified Deferred Compensation Plans” has the meaning set forth in Section 11.01.

“SpinCo Option” means an option to purchase SpinCo Common Stock.

“SpinCo Reimbursement Account Plan” has the meaning set forth in Section 7.07.

“SpinCo Restricted Stock Award” means a restricted stock award relating to SpinCo Common Stock.

“SpinCo Restricted Stock Unit” means a restricted stock unit or retention restricted stock award relating to SpinCo Common Stock.

“SpinCo Retiree Medical Plans” has the meaning set forth in Section 7.09.

“SpinCo Stock Value” means the opening per share price of SpinCo Common Stock on the New York Stock Exchange on the first trading day that occurs immediately following the Distribution Date.

“SpinCo Welfare Plans” has the meaning set forth in Section 7.01.

“Subsidiary DB Transfer Date” has the meaning set forth in Section 9.02(b)(i).

“Subsidiary Defined Benefit Plan” means any defined benefit pension plan sponsored or maintained solely by the subsidiaries designated as such on Schedule 9.02.

“Taxes” shall have the meaning set forth in the Tax Matters Agreement dated as of the date of this Agreement by and between Parent and SpinCo.

“Transfer Regulations” means the European Council Directive of March 12, 2001 (2001/23/EC), relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of businesses and any legislation implementing such Directive, or any other similar Law where there are SpinCo Employees.

“Transferee Defined Benefit Plan” means a defined benefit pension plan sponsored or maintained by the SpinCo Group that is assuming Liabilities that relate to benefits accrued prior to the applicable Non-U.S. DB Transfer Date by SpinCo Employees under a Transferor Defined Benefit Plan.

“Transferor Defined Benefit Plan” means any defined benefit pension plan sponsored or maintained by the Parent Group for the benefit of employees principally employed in the jurisdictions designated as such on Schedule 9.02.

“Transferring Employee” means (a) each SpinCo Employee who transfers to a member of the SpinCo Group and (b) each Parent Employee who transfers to a member of the Parent Group.

“TSA” means the Transition Services Agreement dated as of the date of this Agreement by and between Parent and SpinCo.

“Unfunded Transferee Defined Benefit Plan” means a defined benefit pension plan sponsored or maintained by the SpinCo Group that is assuming Liabilities that relate to benefits accrued prior to the applicable Non-U.S. DB Transfer Date by SpinCo Employees under an Unfunded Transferor Defined Benefit Plan.

“Unfunded Transferor Defined Benefit Plan” means any defined benefit pension plan sponsored or maintained by the Parent Group for the benefit of SpinCo Employees principally employed in the jurisdictions designated as such on Schedule 9.02.

“U.S. GAAP” means United States generally accepted accounting principles.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any applicable similar state or local Laws.

“Welfare Plan” means each Benefit Plan that provides life insurance, health care, dental care, accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits.

“Welfare Plan Date” has the meaning set forth in Section 7.01.

“Workers’ Compensation Claim Date” has the meaning set forth in Section 7.03.

“Workers’ Compensation Event” means the event, injury, illness or condition giving rise to a workers’ compensation claim with respect to a SpinCo Employee or Former SpinCo Employee.

Article 2
GENERAL PRINCIPLES

Section 2.01.        SpinCo Employees. Except as provided in Section 2.03, all SpinCo Employees shall continue to be employees of the SpinCo Group immediately following the Local Transfer Date. Except as required by applicable Law, the Parties agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, shall cause any SpinCo Employee or Former SpinCo Employee to be deemed to have incurred an involuntary termination of employment or to be eligible to receive severance benefits solely as a result of the transfers of employment contemplated by this Agreement or the Distribution.

Section 2.02.        Prepositioning of Transferring Employees. Effective no later than the Local Transfer Date or Delayed Transfer Date, and except as otherwise agreed by the Parties or as provided in Section 2.03, the applicable members of the SpinCo Group and the Parent Group shall have taken such actions as are necessary to ensure that (i) each SpinCo Employee is employed by a member of the SpinCo Group and (ii) each Parent Employee is employed by a member of the Parent Group. Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or transfer.

Section 2.03.        Delayed Transfer Employees. With respect to each Delayed Transfer Employee, the Parties shall use commercially reasonable efforts to ensure that (a) such Delayed Transfer Employee becomes employed by the Destination Employer at the earliest time permitted by the applicable transfer restriction (the “Delayed Transfer Date”) and (b) the Destination Employer receives the benefit of such Delayed Transfer Employee’s services from and after the Local Transfer Date, including under the TSA or by entering into an employee leasing or similar arrangement. From and after the commencement of a Delayed Transfer Employee’s employment with the Destination Employer, such Delayed Transfer Employee shall be treated for all purposes of this Agreement, including Section 4.02, as if such Delayed Transfer Employee commenced employment with the Destination Employer as of the Local Transfer Date as contemplated by Section 2.01. Notwithstanding the foregoing, the Destination Employer shall reimburse the other Party and its Subsidiaries and Affiliates for any Liabilities of such other Party and its Subsidiaries and Affiliates arising with respect to the Delayed Transfer Employees.

Section 2.04.        Work Visas. If any SpinCo Employee requires a visa, work permit, employment pass or other approval for his or her employment with the Destination Employer, the Parties shall use commercially reasonable efforts to see that any necessary visa, permit, employment pass or other approval has been obtained on or prior to the Local Transfer Date or Delayed Transfer Date.

Section 2.05.        Employment of SpinCo Employees.

(a)          Effective upon the Local Transfer Date or Delayed Transfer Date, as applicable, SpinCo agrees that it shall, or shall cause the applicable member of the SpinCo Group to, until the end of the Specified Period, employ each SpinCo Employee (i) in an equivalent position (including, without limitation, in terms of job duties and functions as well as status as a regular employee or fixed-term hire), (ii) at a location that is within a reasonable proximity (i.e., no more than forty (40) miles) to the location worked at prior to the Local Transfer Date or Delayed Transfer Date or, in the case of a SpinCo Employee who works remotely, SpinCo shall provide such resources as will enable such individual to maintain such arrangement, (iii) at the same or higher base salary and eligibility for the same or higher additional earnings opportunity (i.e., variable pay/bonus and/or commissions and/or equity and equity-based compensation) and (iv) with other benefit plans and arrangements (including medical, dental, life insurance, post-retirement health and life insurance, disability, a separation practice or policy and other welfare benefits and qualified and nonqualified retirement plans) or the cash equivalent, that are comparable in the aggregate to those provided to such SpinCo Employee by Parent or any member of the Parent Group on the Local Transfer Date or Delayed Transfer Date. If SpinCo and Parent dispute any matter under this Agreement, and any such dispute is not resolved to the satisfaction of SpinCo and Parent within five (5) days of notification of the dispute by one Party to the other Party, a vice president (or higher-level executive) of each Party shall endeavor to resolve the dispute during the five (5)-day period that follows the end of such five (5)-day period. If any such dispute remains unresolved at the end of such subsequent five (5)-day period, either Party may elect to have the terms submitted for arbitration by an independent consultant or actuary mutually acceptable to SpinCo and Parent to determine whether the terms are satisfied. The determination of such consultant or actuary shall be conclusive, final and binding and have the force and effect of an arbitral award. The fees and expenses of such independent consultant or actuary shall be shared equally by the Parties.

(b)          Automatic Transfer Employees shall not be terminated upon the Local Transfer Date or Delayed Transfer Date, as applicable; rather, such employees and the rights, powers, duties, liabilities and obligations of the current employer with respect to such employees in respect of the terms of employment with the employees in force immediately before the Local Transfer Date or Delayed Transfer Date, as applicable, shall be transferred to the applicable member of the SpinCo Group but only to the extent required by, and only then in accordance with, applicable Law. To the extent required by the Transfer Regulations and applicable Law, SpinCo shall maintain for a period, if any, not less than that provided for by applicable Law the same terms and conditions of employment that relate to the SpinCo Employees as of immediately prior to the Local Transfer Date or Delayed Transfer Date; provided, however, that if the period required by applicable Law for any such SpinCo Employee expires prior to the expiration of the period provided for in Section 2.05(a), then SpinCo shall, and shall cause the SpinCo Group to, comply with this Section 2.05(b) for a period commencing on the expiration of the period required by applicable Law and ending on the expiration of the period required under Section 2.05(a).

(c)           In addition to the provisions set forth in Section 2.05(a) and (b), with respect to the SpinCo Employees who are not subject to a mandatory transfer in accordance with the Transfer Regulations and whose employment will not automatically continue with the SpinCo Group after the Local Transfer Date or Delayed Transfer Date or otherwise in connection with the Separation Agreement and Ancillary Agreements, except as specifically provided in the applicable Local Agreement, the applicable member of the SpinCo Group shall offer employment to, or continue the employment of, such SpinCo Employees as of the Local Transfer Date or Delayed Transfer Date under their previous terms and conditions of employment (except for their physical work location), but only to the extent that (i) such SpinCo Employees are located in a jurisdiction in which the Transfer Regulations are applicable and (ii) such terms and conditions of employment are required to be provided pursuant to the Transfer Regulations to SpinCo Employees in such jurisdiction whose employment contracts are subject to transfer pursuant to the Transfer Regulations.

Section 2.06.        Individual Agreements. Effective as of no later than the Local Transfer Date or Delayed Transfer Date, SpinCo and Parent, as applicable, shall assign, or cause an applicable member of the respective Parent Group or SpinCo Group to assign, (a) the SpinCo Individual Agreements to a member of the SpinCo Group and SpinCo shall agree, or cause an applicable member of the SpinCo Group to agree, to accept and be bound by the provisions of the SpinCo Individual Agreements and (b) the Parent Individual Agreements to a member of the Parent Group and Parent shall agree or cause an applicable member of the Parent Group to accept and be bound by the provisions of the Parent Individual Agreements; provided, however, that to the extent that assignment of any such agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Local Transfer Date or Delayed Transfer Date, each member of the SpinCo Group (in the case of each SpinCo Individual Agreement) or the Parent Group (in the case of each Parent Individual Agreement) shall be considered to be a successor to each member of the SpinCo Group or Parent Group, as applicable, for purposes of, and a third-party beneficiary with respect to, such agreement, such that each member of the SpinCo Group or Parent Group, as applicable, shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary) as well as assume the potential associated liabilities, with respect to the business operations of the SpinCo Group or Parent Group, as applicable; provided, further, that in no event shall any Party be permitted to enforce (i) any SpinCo Individual Agreement (including any agreement containing non-competition or non-solicitation covenants) against a SpinCo Employee for action taken in such individual’s capacity as a SpinCo Employee other than on behalf of the SpinCo Group as requested by the SpinCo Group in its capacity as a third-party beneficiary and (ii) any Parent Individual Agreement (including any agreement containing non-competition or non-solicitation covenants) against a Parent Employee for action taken in such individual’s capacity as a Parent Employee other than on behalf of the Parent Group as requested by the Parent Group in its capacity as a third-party beneficiary; provided, further, that with respect to any SpinCo Employee or Former SpinCo Employee who was employed by a member of the Parent Group within twenty-four (24) months prior to the Distribution Date, Parent shall retain the right to enforce, and shall be a third-party beneficiary with respect to, any non-competition covenant as applied to the business of the Parent Group contained in any SpinCo Individual Agreement against such SpinCo Employee for a period of twenty-four (24) months after the Distribution Date.

Section 2.07.        Collectively Bargained Employees. All provisions contained in this Agreement providing for the treatment of compensation and benefits in connection with the Distribution shall apply equally to each employee who is covered by a collective bargaining, works council or other labor union agreement, contract or labor arrangement (collectively, “Collective Bargaining Agreements”), except to the extent that any such agreement specifically provides for the terms, conditions, compensation or benefits contemplated by such provision and, in each such case, such agreement shall apply rather than the terms of this Agreement.

Section 2.08.        Collective Bargaining Agreements. As of the Local Transfer Date, SpinCo shall, and shall cause the members of the SpinCo Group, as appropriate, to (a) adopt and assume each Collective Bargaining Agreement covering any of the SpinCo Employees in such jurisdiction immediately prior to the Local Transfer Date, subject to any agreed-upon changes required by the transition of such Collective Bargaining Agreement to the applicable member of the SpinCo Group or by applicable Law, (b) unless otherwise provided in this Agreement, assume and honor any obligations of the Parent Group under any Collective Bargaining Agreements as such obligations relate to SpinCo Employees and Former SpinCo Employees and (c) recognize the works councils, labor unions and other employee representatives that are parties to such Collective Bargaining Agreements, and the Parent Group shall have no further liability thereunder with respect to the SpinCo Employees and Former SpinCo Employees; provided that any compensation or benefits that were, prior to the Local Transfer Date, provided to SpinCo Employees in such jurisdiction under the Collective Bargaining Agreements through the Parent Benefit Plans shall, to the extent that such compensation and benefits are still required to be provided under the Collective Bargaining Agreements on and after the Local Transfer Date, be provided as mutually agreed with such works councils, labor unions and other employee representatives through the SpinCo Benefit Plans as set forth in this Agreement.

Section 2.09.         Liabilities Generally. From and after the Local Transfer Date or such other date agreed by Parent and SpinCo, except as expressly provided in this Agreement, in each applicable jurisdiction (a) SpinCo and the SpinCo Group shall assume or retain, as applicable, and SpinCo hereby agrees to pay, perform, fulfill and discharge, in due course in full, and be solely responsible for, all Liabilities with respect to the employment or termination of employment of all SpinCo Employees, Former SpinCo Employees, their dependents and beneficiaries and other service providers and all other Liabilities expressly assigned to SpinCo or any member of the SpinCo Group under this Agreement and (b) Parent and the Parent Group shall assume or retain, as applicable, and Parent hereby agrees to pay, perform, fulfill and discharge, in due course in full, and be solely responsible for, all Liabilities with respect to the employment or termination of employment of all Parent Employees, Former Parent Employees, their dependents and beneficiaries and other service providers and all other Liabilities expressly assigned to Parent or any member of the Parent Group under this Agreement. To the extent that this Agreement does not address particular Liabilities under any Benefit Plan and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement. For the avoidance of doubt, it is the intent of the Parties that, as between Parent and SpinCo, the provisions of this Section 2.09 with respect to the allocation of the Liabilities described in this Section 2.09 shall apply notwithstanding the terms of any Local Agreement or the application of local Law. Notwithstanding anything in this Agreement or any Local Agreement to the contrary, the SpinCo Group shall assume and hereby agrees to pay, perform, fulfill and discharge, in due course in full, and be solely responsible for, all Liabilities with respect to Blue Sky Employees.

Section 2.10.         Benefit Plans. Except as otherwise explicitly provided in this Agreement or as may otherwise be provided in accordance with the TSA, as of the Local Transfer Date or such other date agreed by Parent and SpinCo, each SpinCo Employee (and each of his or her respective dependents and beneficiaries) in the applicable jurisdiction shall cease active participation in, and each applicable member of the SpinCo Group shall cease to be a participating employer in, all Parent Benefit Plans, and as of no later than such time, SpinCo shall, or shall cause the applicable member of the SpinCo Group to, have in effect such corresponding SpinCo Benefit Plans as are necessary to comply with its obligations pursuant to this Agreement. Effective upon the Local Transfer Date or such other date agreed by Parent and SpinCo, except as otherwise explicitly provided in this Agreement or a Local Agreement, (a) SpinCo shall, or shall cause one of the members of the SpinCo Group to, retain, pay, perform, fulfill and discharge, in due course in full, and be solely responsible for, all Liabilities arising out of or relating to all SpinCo Benefit Plans, taking into account a corresponding assumption of Liabilities by the SpinCo Benefit Plans with respect to SpinCo Employees and Former SpinCo Employees that were originally the Liabilities of the corresponding Parent Benefit Plan with respect to periods prior to the Local Transfer Date, and (b) Parent shall, or shall cause one or more members of the Parent Group to, retain, pay, perform, fulfill and discharge, in due course in full, and be solely responsible for, all Liabilities arising out of or relating to all Parent Benefit Plans, taking into account the SpinCo Benefit Plan’s assumption of Liabilities with respect to SpinCo Employees and Former SpinCo Employees that were originally the Liabilities of the corresponding Parent Benefit Plan with respect to periods prior to the Local Transfer Date. All assets held in trust to fund the Parent Benefit Plans and all insurance policies funding the Parent Benefit Plans shall be Parent Assets, except to the extent explicitly provided otherwise in this Agreement or a Local Agreement.

Section 2.11.        Payroll Services. Except as may otherwise be provided in accordance with a Local Agreement or the TSA, on and after the Local Transfer Date or such other date agreed by Parent and SpinCo, the applicable members of the SpinCo Group shall be solely responsible for all payroll services, Tax withholding and reporting obligations, and associated government audit assessments and receivables with respect to the SpinCo Employees and Former SpinCo Employees in the applicable jurisdiction.

Section 2.12.         No Change in Control. The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, constitutes a “change in control,” “change of control” or transaction having a similar name, as applicable, within the meaning of any Parent Benefit Plan or SpinCo Benefit Plan.

Section 2.13.         Inadvertent Transfers. If Parent determines following the Local Transfer Date that an individual whom Parent intended to be a Parent Employee or a SpinCo Employee has inadvertently become employed by the SpinCo Group or the Parent Group, respectively, the Parties shall cooperate in good faith and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the Parent Group or the SpinCo Group, as applicable, as intended by Parent, and such individual shall be treated for all purposes of this Agreement, including Section 4.02, as if such individual commenced employment with the intended Destination Employer as of the Local Transfer Date of the jurisdiction in which the individual is employed.

Section 2.14.        Non-Solicit; No Hire. Except as otherwise agreed by the Parties, for a period beginning on the Distribution Date and ending two (2) years following the Distribution Date, (a) SpinCo and the SpinCo Group shall not solicit for employment or hire (as an employee, consultant or otherwise) any Parent Employee who (i) was employed by Parent or a member of the Parent Group as of the applicable Local Transfer Date or (ii) became an employee of a member of the Parent Group following the Local Transfer Date and was involved in commercial contracts (including a TSA) with the SpinCo Group, and (b) Parent and the Parent Group shall not solicit for employment or hire (as an employee, consultant or otherwise) any (i) SpinCo Employee who was employed by a member of the SpinCo Group as of the Local Transfer Date, (ii) SpinCo Employee who became an employee of the SpinCo Group following the Local Transfer Date and was involved in commercial contracts (including a TSA) with the Parent Group or (iii) Former SpinCo Employee who rejected an offer from the SpinCo Group, objected to an automatic transfer to the SpinCo Group or who terminated employment with the Parent Group before receiving an offer letter or transfer letter from the SpinCo Group, in each case, subject to applicable Law. Notwithstanding any of the foregoing provisions of this Section 2.14 to the contrary, (A) Parent and the Parent Group shall not be restricted from soliciting for employment or hiring (as an employee, consultant or otherwise) any SpinCo Employee that was terminated by the SpinCo Group in accordance with the exceptions to the covenant not to sever SpinCo Employees described in Section 2.15 and (B) the Parties shall not be restricted from soliciting for employment or hiring (as an employee, consultant or otherwise) any SpinCo Employee or Parent Employee, as applicable, who was terminated from employment with the applicable Party as a result of a resource action that was not a result of such employee rejecting an offer from the SpinCo Group. This Section 2.14 is not intended to restrict an individual’s right of employment, nor does it restrict general, customary employment advertisements and recruiting efforts. Rather, it restricts targeted solicitation of such employees of the other Party. Employees of either Party may pursue employment opportunities with the other Party on their own initiative. If a final and non-appealable judicial determination is made that any provision of this Section 2.14 constitutes an unreasonable or otherwise unenforceable restriction with respect to any particular jurisdiction, the provisions of this Section 2.14 will not be rendered void but will be deemed to be modified solely with respect to the applicable jurisdiction to the minimum extent necessary to remain in force and effect for the greatest period and to the greatest extent that such court determines constitutes a reasonable restriction under the circumstances.

Section 2.15.        Termination of SpinCo Employees. SpinCo and the SpinCo Group shall not sever a SpinCo Employee transferred pursuant to this Agreement for a period of one (1) year following the Distribution Date; provided, however, that nothing contained in this Agreement shall be construed in any way to limit or prevent the SpinCo Group from terminating any SpinCo Employee (a) transferred pursuant to this Agreement at any time for “cause” or for reasons related to poor performance or conditions of employment; (b) who received a notice of termination from the Parent Group prior to the Local Transfer Date; (c) who (i) is 100% dedicated to a SpinCo Contract with a third party that is terminated by the third party, or in the event of a breach of the SpinCo Contract by the third party, or (ii) is less than 100% dedicated to such a terminated SpinCo Contract with a third party, but only to reflect a proportionate reduction in the number of SpinCo Employees who service such SpinCo Contract that is approximately commensurate to the aggregate reduction in resource requirements under such SpinCo Contract; provided that this clause (c) shall not apply with respect to any SpinCo Employee located in Europe or any other jurisdiction in which a mandatory transfer of employment occurs; or (d) who is already covered by a termination protection covenant pursuant to another agreement or arrangement with the SpinCo Group as of the Local Transfer Date or under applicable Law.

Article 3
NON-EQUITY INCENTIVES

Section 3.01.        SpinCo Employee Incentives. On and after the Local Transfer Date, the SpinCo Group shall assume and be solely responsible for all Liabilities with respect to any annual bonus or other cash-based incentive awards under any Benefit Plan to any SpinCo Employee or Former SpinCo Employee in the applicable jurisdiction, including, for the avoidance of doubt, any such awards with respect to the Parent fiscal year ending prior to the Distribution (the “SpinCo Incentive Payments”). The SpinCo Group shall be responsible for determining the amounts of all SpinCo Incentive Payments that have not been determined prior to the Local Transfer Date, including the extent to which established performance criteria (as interpreted by SpinCo, in its sole discretion) have been met, and shall pay all SpinCo Incentive Payments no later than the times provided for under the applicable Benefit Plan. For the avoidance of doubt, any determinations made prior to the Distribution regarding the amounts of any SpinCo Incentive Payments shall be subject to Parent’s prior written approval.

Section 3.02.      Retention Bonus Programs. On and after the Local Transfer Date, the SpinCo Group shall assume and be solely responsible for all Liabilities with respect to any amounts owed to a SpinCo Employee under the Retention Bonus Programs, and shall pay all amounts under the Retention Bonus Programs no later than the times provided for under the applicable Retention Bonus Programs. For the avoidance of doubt, any determinations made prior to the Distribution regarding the amounts of any payments under the Retention Bonus Programs shall be subject to Parent’s prior written approval.

Article 4
SERVICE CREDIT

Section 4.01.         Parent Benefit Plans. Except as may otherwise be provided in accordance with the TSA or as required by applicable Law or the terms of the applicable Parent Benefit Plan, service of SpinCo Employees and Former SpinCo Employees in each applicable jurisdiction on and after the Local Transfer Date, or such other date agreed by Parent and SpinCo, with any member of the SpinCo Group or any other employer, as applicable, other than any member of the Parent Group, shall not be taken into account for any purpose under any Parent Benefit Plan.

Section 4.02.         SpinCo Benefit Plans. From and after the Local Transfer Date, SpinCo shall, and shall cause the applicable member of the SpinCo Group to, give each SpinCo Employee full credit for all purposes (including for purposes of eligibility to participate, level of benefits, early retirement eligibility and early retirement subsidies, vacation days and other paid time off, severance or separation benefits, vesting and benefit accrual) under any Benefit Plans, Collective Bargaining Agreements and employment-related entitlements (including under any applicable pension, 401(k), savings, medical, dental, life insurance, vacation, long-service leave or other leave entitlements, post-retirement health and life insurance, termination indemnity, notice period, severance or separation pay plans) provided, sponsored, maintained or contributed to by any member of the SpinCo Group for such SpinCo Employee’s service with any member of the SpinCo Group or the Parent Group, and with any predecessor employer, prior to the Local Transfer Date to the same extent recognized by the Parent Group (“Pre-Transfer Service”), except to the extent such credit would result in the duplication of benefits for the same period of service. Notwithstanding the foregoing, to the extent permitted under applicable Law, the SpinCo Group shall not be required to provide credit for such service for benefit accrual purposes under any SpinCo Benefit Plan that is a defined benefit pension plan unless such plan has assumed any assets and/or liabilities pursuant to this Agreement, a Local Agreement or applicable Law relating to benefits accrued by such SpinCo Employee under a Parent Benefit Plan that is a defined benefit pension plan.  The SpinCo Group shall recognize each SpinCo Employee’s Pre-Transfer Service for any additional benefit introduced by SpinCo after the Local Transfer Date that is based on length or duration of employment.

Section 4.03.         No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by the Parties, as required by applicable Law or as explicitly set forth in a SpinCo Benefit Plan, each SpinCo Employee shall be entitled to participate in a given SpinCo Benefit Plan only to the extent that such SpinCo Employee was entitled to participate in the corresponding Parent Benefit Plan as in effect immediately prior to the Local Transfer Date, with it being the intent of the Parties that this Agreement does not result in any expansion of the number of SpinCo Employees participating or the participation rights therein that they had prior to the Local Transfer Date.

Article 5
SEVERANCE

Section 5.01.         Severance. The SpinCo Group shall be solely responsible for all Liabilities, including all statutory or common law severance or other separation benefits, any contractual or other termination indemnity, any retirement indemnity, any severance or separation benefits or any other legally or contractually mandated payments (including any compensation or benefits payable during a termination notice period and any payments pursuant to a judgment of a court having jurisdiction over the parties) relating to the termination or alleged termination of any SpinCo Employee’s or Former SpinCo Employee’s employment, whether occurring prior to, on or after the Local Transfer Date. For the avoidance of doubt, such Liabilities shall include any employer-paid portion of any Employment Taxes and shall be treated as Liabilities of SpinCo and the SpinCo Group. For the avoidance of doubt, in the event of any conflict between the provisions of this Section 5.01 and Article 9, the provisions of this Section 5.01 shall control.

Article 6
WARN ACT

Section 6.01.         WARN Act. SpinCo shall provide any required notice under the WARN Act, and otherwise comply with the WARN Act, in each case, with respect to any “plant closing” or “mass layoff” (as defined in the WARN Act) or group termination or similar event occurring on and after 11:59 p.m. on the Local Transfer Date, and SpinCo shall not take any action after the Local Transfer Date that would cause any terminations of employment of any SpinCo Employees that occur before 11:59 p.m. on the Local Transfer Date to constitute a “plant closing” or “mass layoff” or group termination, or to create any liability or penalty to Parent under Law.

Article 7
CERTAIN WELFARE BENEFIT PLAN MATTERS;
WORKERS’ COMPENSATION CLAIMS

Section 7.01.         SpinCo Welfare Plans. Without limiting the generality of Section 2.10, effective as of the Local Transfer Date or such other date as agreed to between Parent and SpinCo, which need not be the same for each Welfare Plan (such applicable date, the “Welfare Plan Date”), the SpinCo Group shall establish Welfare Plans (collectively, the “SpinCo Welfare Plans”) to provide welfare benefits to the SpinCo Employees (and their dependents and beneficiaries) in each applicable jurisdiction and, as of the applicable Welfare Plan Date, each SpinCo Employee (and his or her dependents and beneficiaries) shall cease active participation in the corresponding Parent Welfare Plan. For the avoidance of doubt, for purposes of this Article 7, the term “SpinCo Employee” shall be deemed to include each Former SpinCo Employee who was receiving welfare benefits in connection with his or her termination of employment from a member of the Parent Group or the SpinCo Group as of the applicable Welfare Plan Date.

Section 7.02.         Allocation of Welfare Benefit Claims. (a) The members of the Parent Group shall retain and be solely responsible for all Liabilities in accordance with the applicable Parent Welfare Plan for all reimbursement claims (such as medical and dental claims) and for all non-reimbursement claims (such as life insurance claims), in each case, as incurred and reported by SpinCo Employees and Former SpinCo Employees (and each of their respective dependents and beneficiaries) under such plans prior to the applicable Welfare Plan Date and (b) the members of the SpinCo Group shall retain and be solely responsible for (i) all Liabilities in accordance with the applicable Parent Welfare Plan for all reimbursement claims (such as medical and dental claims) and for all non-reimbursement claims (such as life insurance claims), in each case, that were incurred by SpinCo Employees and Former SpinCo Employees (and each of their respective dependents and beneficiaries) under such plans prior to the applicable Welfare Plan Date but not yet reported as of the applicable Welfare Plan Date and (ii) all Liabilities in accordance with the SpinCo Welfare Plans for all reimbursement claims (such as medical and dental claims) and for all non-reimbursement claims (such as life insurance claims), in each case, as incurred by SpinCo Employees and Former SpinCo Employees (and each of their respective dependents and beneficiaries) on or after the applicable Welfare Plan Date; provided that SpinCo shall reimburse Parent for Liabilities incurred under clause (a) between the Local Transfer Date and the applicable Welfare Plan Date. For purposes of this Section 7.02, a benefit claim shall be deemed to be incurred as follows: (i) for health, dental, vision, employee assistance program and prescription drug benefits (including in respect of any hospital admission), upon the provision of such services, materials or supplies and (ii) for life, accidental death and dismemberment, and business travel accident insurance benefits, upon the death, cessation of employment or other event by Parent giving rise to such benefits.

Section 7.03.         6055/6056 Reporting. The SpinCo Group shall comply with the reporting obligations under Section 6056 of the Code (Reporting of Offers of Coverage) with respect to SpinCo Employees and Former SpinCo Employees for the Closing Plan Year (including while SpinCo was owned by Parent) and periods after the Local Transfer Date, for which SpinCo has a reporting obligation; provided that the Parent Group shall be responsible for complying with all reporting obligations with respect to the year prior to the Closing Plan Year. In this regard, the SpinCo Group shall be solely responsible for distributing IRS Form 1095-C to applicable individuals and filing IRS Forms 1094-C and 1095-C with the IRS, all according to the applicable rules and regulations governing such forms. SpinCo shall also be solely responsible for ensuring that the SpinCo Group complies with the reporting obligations under Section 6055 of the Code (Reporting of Enrollment in Minimum Essential Coverage) with respect to all SpinCo Employees and Former SpinCo Employees who are enrolled in a self-insured medical plan under the Parent Welfare Plan. SpinCo may meet this obligation either through IRS Forms 1094-C and 1095-C or IRS Forms 1094-B and 1095-B, all in accordance with applicable rules and regulations.

Section 7.04.        Credit for Benefits. The SpinCo Group shall (a) waive for each SpinCo Employee and Former SpinCo Employee and his or her dependents, each waiting period provision, payment requirement to avoid a waiting period, preexisting condition limitation, actively at work requirement and any other restriction that would prevent immediate or full participation under the SpinCo Welfare Plan (or was previously satisfied by) such SpinCo Employee or Former SpinCo Employee to the extent that such waiting period, preexisting condition limitation, actively at work requirement or other restriction would not have been applicable to such SpinCo Employee or Former SpinCo Employee under the terms of the applicable Parent Benefit Plan immediately prior to the Local Transfer Date and (b) give full credit under the SpinCo Welfare Plans applicable to each SpinCo Employee and Former SpinCo Employee and his or her dependents, for all out-of-pocket expenses, including co-payments and deductibles, satisfied prior to the Local Transfer Date in the Closing Plan Year, and for any lifetime maximums, as if there had been a single continuous employer.

Section 7.05.        Workers’ Compensation Claims. In the case of any workers’ compensation claim of any SpinCo Employee or Former SpinCo Employee in respect of his or her employment with the Parent Group or the SpinCo Group, such claim shall be covered (a) by the SpinCo Group’s workers’ compensation coverage for the applicable jurisdiction if the claim relating to the Workers’ Compensation Event is submitted after the date on which SpinCo has established workers’ compensation coverage (the “Workers’ Compensation Claim Date”) and (b) by the Parent Group’s workers’ compensation coverage if the claim relating to the Workers’ Compensation Event is submitted prior to the Workers’ Compensation Claim Date; provided that SpinCo shall reimburse Parent for Liabilities actually incurred by the Parent Group under clause (b).

Section 7.06.      COBRA. If a SpinCo Employee or Former SpinCo Employee (or his or her eligible dependents) was receiving, prior to the applicable Welfare Plan Date, or is eligible to receive, on or following the applicable Welfare Plan Date, continuation health coverage pursuant to COBRA, the SpinCo Group and the SpinCo Welfare Plans shall be solely responsible for all Liabilities to such employee (or his or her eligible dependents) in respect of COBRA. The SpinCo Group shall indemnify, defend and hold harmless the members of the Parent Group from and against any and all Liabilities relating to, arising out of or resulting from COBRA provided by the SpinCo Group, or the failure of the SpinCo Group to meet its COBRA obligations, to SpinCo Employees, Former SpinCo Employees and their respective eligible dependents.

Section 7.07.      Flexible Spending Accounts. Effective as of the applicable Welfare Plan Date, the SpinCo Group shall have established a health care and dependent care reimbursement account plan (the “SpinCo Reimbursement Account Plan”) with features that are comparable to those contained in the relevant health care and dependent care reimbursement account plan sponsored and maintained by Parent (the “Parent Reimbursement Account Plan”). With respect to applicable SpinCo Employees and Former SpinCo Employees, effective as of the applicable Welfare Plan Date, the SpinCo Group shall assume and be solely responsible for administering all reimbursement claims of SpinCo Employees and Former SpinCo Employees with respect to the plan year in which the applicable Welfare Plan Date occurs, whether arising before, on or after the applicable Welfare Plan Date, under the SpinCo Reimbursement Account Plan and, for the avoidance of doubt, on and after the applicable Welfare Plan Date, no additional claims shall be reimbursed with respect to SpinCo Employees and Former SpinCo Employees under the Parent Reimbursement Account Plan. Parent shall, as soon as practicable following the applicable Welfare Plan Date, determine (a) the sum of all contributions to the Parent Reimbursement Account Plan made with respect to such plan year by or on behalf of all SpinCo Employees and Former SpinCo Employees, as a whole, prior to the applicable Welfare Plan Date (the “Aggregate Pre-Transfer Date Contributions”) and (b) the sum of all claims incurred in such plan year and paid by the Parent Reimbursement Account Plan with respect to such SpinCo Employees and Former SpinCo Employees, as a whole, prior to the applicable Welfare Plan Date (the “Aggregate Pre-Transfer Date Disbursements”). If the Aggregate Pre-Transfer Date Contributions exceed the Aggregate Pre-Transfer Date Disbursements, Parent shall, as soon as practicable following Parent’s determination of the Aggregate Pre-Transfer Date Contributions and Aggregate Pre-Transfer Date Disbursements, transfer to SpinCo an amount in cash equal to such difference. If the Aggregate Pre-Transfer Date Disbursements exceed the Aggregate Pre-Transfer Date Contributions, SpinCo shall, upon Parent’s reasonable request and the presentation of such substantiating documentation as SpinCo shall reasonably request, transfer to Parent an amount in cash equal to such difference.

Section 7.08.      Continuation of Elections. With respect to applicable SpinCo Employees, as of the applicable Welfare Plan Date, the SpinCo Group shall cause the SpinCo Welfare Plans to recognize and maintain all elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations) made by SpinCo Employees under, or with respect to, the Parent Welfare Plans and apply such elections and designations under the SpinCo Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent that such elections or designations are available under the corresponding SpinCo Welfare Plan. As of the applicable Welfare Plan Date, the SpinCo Group shall cause any SpinCo Welfare Plan that constitutes a cafeteria plan under Section 125 of the Code to recognize and give effect to all non-elective employer contributions payable and paid toward coverage of a SpinCo Employee under the corresponding Parent Welfare Plan that constitutes a cafeteria plan under Section 125 of the Code for the applicable cafeteria plan year.

Section 7.09.      Post-Retirement Health and Life Insurance.  The Parent Group agrees to allow its Eligible Retiree Medical Employees to participate in, and receive benefits from, the Parent Group’s applicable post-retirement health and life insurance plans upon their eligibility to enroll, unless otherwise required by applicable Law; provided that nothing herein shall prohibit Parent or any member of the Parent Group from amending, modifying or terminating such plans or prevent the application of any such amendment, modification or termination to any Eligible Retiree Medical Employee.  With respect to any SpinCo Employees and Former SpinCo Employees in the Continuing Retiree Medical Jurisdictions who, immediately prior to the Local Transfer Date, are eligible to participate in the Parent Group’s post-retirement health and life insurance plans and have satisfied the eligibility criteria to receive benefits under such plans as in effect on the Local Transfer Date, the SpinCo Group shall establish, as of the applicable Welfare Plan Date, a SpinCo Benefit Plan that provides post-retirement health and life insurance benefits that are comparable to the applicable Parent Benefit Plan (the “SpinCo Retiree Medical Plans”), and SpinCo and the members of the SpinCo Group shall assume and be solely responsible for all Liabilities in accordance with the SpinCo Retiree Medical Plans with respect to all such SpinCo Employees and Former SpinCo Employees in the Continuing Retiree Medical Jurisdictions.

Article 8
LONG-TERM DISABILITY EMPLOYEES

Section 8.01.      SpinCo LTD Employees. Except as otherwise specifically provided in this Agreement, as required by applicable Law or as agreed to between Parent and SpinCo, on and after the Local Transfer Date, the SpinCo LTD Employees shall be deemed to be employees of the SpinCo Group for all purposes of this Agreement.

Section 8.02.      Retained LTD Employees. Except as otherwise specifically provided in this Agreement and subject to Section 8.03, on and after the Distribution, the Retained LTD Employees shall be deemed to be employees of the Parent Group for purposes of this Agreement, including participation in the Parent LTD Plans. Notwithstanding the foregoing, SpinCo shall reimburse Parent for any Liabilities of the Parent Group arising with respect to the Retained LTD Employees.

Section 8.03.      Return to Work. To the extent required by applicable Parent Group or SpinCo Group policies, as in effect from time to time, or applicable Law, SpinCo shall, or shall cause the applicable member of the SpinCo Group to, employ any SpinCo LTD Employee or Retained LTD Employee at such time, if any, as such SpinCo LTD Employee or Retained LTD Employee is ready to return to active employment, and, with respect to any Retained LTD Employee, from and after such time, such employee shall no longer be deemed an employee of the Parent Group and shall be deemed a SpinCo Employee for purposes of this Agreement; provided that, if such SpinCo LTD Employee or Retained LTD Employee presents himself or herself for active employment and is not employed by a member of the SpinCo Group due to applicable SpinCo Group policies, and if such SpinCo LTD Employee’s or Retained LTD Employee’s employment is terminated by a member of the Parent Group within a reasonable time thereafter, SpinCo shall indemnify the Parent Group for all Liabilities incurred in connection with such termination. Notwithstanding the foregoing, SpinCo or the applicable member of the SpinCo Group shall only be required to employ a Retained LTD Employee in accordance with this Section 8.03 if such Retained LTD Employee is ready to return to active employment within one (1) year following the Distribution Date or such greater period as required by applicable Law.

Article 9
DEFINED BENEFIT PENSION PLANs

Section 9.01.      U.S. Pension Plans. Except as otherwise provided in any of Parent’s tax-qualified or nonqualified defined benefit pension plans maintained for employees principally employed in the United States (each, a “Parent U.S. Pension Plan”), as of the Local Transfer Date or such other date as agreed to between Parent and SpinCo, each SpinCo Employee shall cease active participation in the relevant Parent U.S. Pension Plan, and service performed for, and compensation earned from, any employer, other than the Parent Group, and, to the extent service is recognized under the relevant Parent U.S. Pension Plan, their predecessors, shall not be taken into account for any purpose under the Parent U.S. Pension Plans. Prior to the Local Transfer Date, Parent shall provide SpinCo with a list of SpinCo Employees and Former SpinCo Employees who are participants in the nonqualified Parent U.S. Pension Plans. Upon and following the Local Transfer Date, if a SpinCo Employee on such list terminates employment with the SpinCo Group, SpinCo shall, or shall cause a member of the SpinCo Group to, provide written notice to Parent of such employee’s termination of employment within twenty (20) days of such employee’s termination of employment; provided that following the Distribution Date, SpinCo or the applicable member of the SpinCo Group shall only be required to provide such notice with respect to SpinCo Employees who participate in a nonqualified Parent U.S. Pension Plan. Notwithstanding the foregoing, SpinCo shall be liable and solely responsible, and shall reimburse Parent, for any Liabilities of the Parent Group arising with respect to the Parent U.S. Pension Plans as a result of any failure by a member of the SpinCo Group to provide proper notice of an employment termination that results in the inability of Parent to administer the Parent U.S. Pension Plans in compliance with Section 409A of the Code to the extent applicable with respect to any SpinCo Employee or Former SpinCo Employee who participated thereunder.

Section 9.02.     Non-U.S. Pension Plans.

(a)       Non-Transferor Defined Benefit Plans. Except as set forth in any Local Agreement and, in any case, with respect to each Non-Transferor Defined Benefit Plan, the Parent Group shall retain or shall cause to be retained all Assets and Liabilities under such plan (and, to the extent applicable, under the insurance company contracts maintained to fund such plan) and shall make payments to SpinCo Employees and Former SpinCo Employees with vested rights thereunder in accordance with the terms of such plan and applicable Law; provided that unvested rights thereunder shall be treated in accordance with the terms of such plan and applicable Law. Except as otherwise provided in any Non-Transferor Defined Benefit Plan, as of the Local Transfer Date or such other date as agreed to between Parent and SpinCo, each SpinCo Employee shall cease active participation in the relevant Non-Transferor Defined Benefit Plan, and service performed for, and compensation earned from, any employer, other than the Parent Group, and, to the extent service is recognized under the relevant Non-Transferor Defined Benefit Plan, their predecessors, shall not be taken into account for any purpose under the Non-Transferor Defined Benefit Plans.

(b)      Subsidiary Defined Benefit Plans.

(i)         Assumption of Subsidiary Defined Benefit Plans. Except to the extent set forth in Section 9.02(b)(ii), with respect to the Subsidiary Defined Benefit Plans, as of the Local Transfer Date or such other date as agreed to between Parent and SpinCo (the “Subsidiary DB Transfer Date”), the SpinCo Group shall assume and retain all Assets and Liabilities under such plan (and, to the extent applicable, under the insurance company contracts maintained to fund such plan) and shall make payments to SpinCo Employees and Former SpinCo Employees with vested rights thereunder (and unvested rights thereunder to the extent such rights vest) in accordance with the terms of such plan and applicable Law.

(ii)        Establishment of Parent Reverse Transfer Defined Benefit Plans. Effective as of the applicable Subsidiary DB Transfer Date, in connection with the transfer of Assets and Liabilities to a Parent Reverse Transfer Defined Benefit Plan from a Subsidiary Defined Benefit Plan that is a Reverse Transfer Defined Benefit Plan, the Parent Group shall establish a trust or other vehicle to accept such transfer of pension Assets that relate to Parent Employees, Former Parent Employees, and to the extent specified on Schedule 9.02, Former SpinCo Employees, unless the Parent Group is prohibited from establishing a trust or other vehicle under applicable Law or the transfer of such Assets to a trust or other vehicle would result in adverse Tax consequences to a substantial portion of the Parent Employees, Former Parent Employees or, if applicable, Former SpinCo Employees, in each case, who participated in the relevant Reverse Transfer Defined Benefit Plan immediately prior to the Subsidiary DB Transfer Date. As soon as practicable following the applicable Subsidiary DB Transfer Date, but in any event no later than the later of (1) 30 days following the date that the trust or other vehicle that will accept the transferred Assets with respect to the applicable Reverse Transfer Defined Benefit Plan has been established or designated (unless no such trust or other vehicle is required) and (2) 30 days following the earliest date permitted by applicable Law, the SpinCo Group shall cause each Reverse Transfer Defined Benefit Plan to transfer (A) the Liabilities of the Parent Reverse Transfer Defined Benefit Plan with respect the Parent Employees, Former Parent Employees and, if applicable, Former SpinCo Employees and (B) pension Assets (including, to the extent applicable, any insurance company contracts maintained to fund such plan) having a value sufficient to satisfy any requirements under applicable Law from such Reverse Transfer Defined Benefit Plan to the trust or other vehicle established or designated with respect to the applicable Parent Reverse Transfer Defined Benefit Plan or, where no trust or other vehicle exists, provide payment of an equivalent amount to Parent or the applicable member of the Parent Group; provided that if there is no such requirement under applicable Law, the applicable Reverse Transfer Defined Benefit Plan shall transfer to the Parent Reverse Transfer Defined Benefit Plan an aggregate amount of pension Assets that bears the same proportion as (x) the aggregate amount of Liabilities of such Reverse Transferor Defined Benefit that relate to Parent Employees, Former Parent Employees and, if applicable, Former SpinCo Employees relative to (y) the aggregate amount of all Liabilities of such Reverse Transfer Defined Benefit, in each case, as determined in accordance with U.S. GAAP.

(c)      Transferor Defined Benefit Plans.

(i)         Establishment of Transferee Defined Benefit Plans. Without limiting the generality of Section 2.11, effective as of the applicable Non-U.S. DB Transfer Date, in connection with the transfer of Assets and Liabilities from a Transferor Defined Benefit Plan to a Transferee Defined Benefit Plan, the SpinCo Group shall establish a trust or other vehicle to accept such transfer of pension Assets, unless the SpinCo Group is prohibited from establishing a trust or other vehicle under applicable Law or the transfer of such Assets to a trust or other vehicle would result in adverse Tax consequences to a substantial portion of the SpinCo Employees who participated in the relevant Transferor Defined Benefit Plan immediately prior to the applicable Closing Date. As soon as practicable following the applicable Non-U.S. DB Transfer Date, but in any event no later than the later of (1) 30 days following the date that the trust or other vehicle that will accept the transferred Assets with respect to the applicable Transferee Defined Benefit Plan has been established or designated (unless no such trust or other vehicle is required) and (2) 30 days following the earliest date permitted by applicable Law (the “Pension Asset Transfer Date”), the Parent Group shall cause each Transferor Defined Benefit Plan to transfer pension Assets (including, to the extent applicable, any insurance company contracts maintained to fund such plan) that have been allocated to SpinCo in accordance with clause (b)(2) below (as adjusted for appreciation or depreciation that occurs after the Local Transfer Date but prior to the Pension Asset Transfer Date) or such greater value sufficient to satisfy any requirements under applicable Law from such Transferor Defined Benefit Plan, to the trust or other vehicle established or designated with respect to the applicable Transferee Defined Benefit Plan or, where no trust or other vehicle exists, provide payment of an equivalent amount to SpinCo or the applicable member of the SpinCo Group. In all events in which a transfer is made by the Parent Group or any Transferor Defined Benefit Plan to a Transferee Defined Benefit Plan, the SpinCo Group shall not take any direct or indirect action to cause a reversion of pension Assets for a period of five years following the applicable Non-U.S. DB Transfer Date. At all times following the applicable Non-U.S. DB Transfer Date, the SpinCo Group shall not take any action to reduce any benefits accrued under any Transferor Defined Benefit Plan prior to the applicable Non-U.S. DB Transfer Date.

(ii)        Assets and Liabilities of Transferor Defined Benefit Plans. With respect to each Transferor Defined Benefit Plan, the Parent Group shall, or shall cause the applicable Transferor Defined Benefit Plan to, (1) as of the Local Transfer Date, allocate the aggregate pension Liabilities that relate to SpinCo Employees to the SpinCo Group and the aggregate pension Liabilities that relate to all other participants to the Parent Group, in each case, as determined in accordance with U.S. GAAP, (2) as of the Local Transfer Date, allocate the pension Assets to the SpinCo Group or the Parent Group, as applicable, as required by applicable Law; provided that if there is no such requirement under applicable Law, the applicable Transferor Defined Benefit Plan shall allocate to the SpinCo Group or the Parent Group, as applicable, an aggregate amount of pension Assets that bears the same proportion to the aggregate amount of Liabilities of such Transferor Defined Benefit Plan that are allocated to such Party pursuant to clause (1) of this Section 9.02(c)(ii), (3) retain the pension Assets and Liabilities for accrued benefits under such Transferor Defined Benefit Plan with respect to the SpinCo Employees through the applicable Non-U.S. DB Transfer Date and (4) manage the pension Assets for accrued benefits under such Transferor Defined Benefit Plan with respect to the SpinCo Employees through such Non-U.S. DB Transfer Date; provided that nothing herein shall be deemed to prohibit or restrict the Parent Group from amending or terminating the applicable Transferor Defined Benefit Plan. SpinCo agrees that as of the Local Transfer Date, SpinCo or a member of the SpinCo Group shall be solely responsible for the Liabilities allocated to the SpinCo Group pursuant to clause (1) of this Section 9.02(c)(ii).

(iii)       Continued Participation in Participating Transferor Defined Benefit Plans. With respect to each Participating Transferor Defined Benefit Plan, the Parent Group shall, or shall cause the applicable Participating Transferor Defined Benefit Plan to, (A) permit the applicable member of the SpinCo Group to become a participating employer and (B) permit the SpinCo Employees to continue to participate in such Transferor Defined Benefit Plan in accordance with its terms; provided that nothing herein shall be deemed to prohibit or restrict the Parent Group from amending or terminating the applicable Transferor Defined Benefit Plan. Notwithstanding the foregoing, prior to the applicable Non-U.S. DB Transfer Date, the SpinCo Group shall timely make all contributions to the applicable Transferor Defined Benefit Plan that are required to be made by the SpinCo Group pursuant to the terms of such Transferor Defined Benefit Plan and its most recent actuarial valuation, this Agreement, any Local Funding Agreement and applicable Law.

(iv)       Pension-Related Indemnification. In the event that the Non-U.S. DB Transfer Date occurs after the applicable Local Transfer Date with respect to any country, the SpinCo Group shall indemnify, defend and hold harmless the members of the Parent Group and the applicable Transferor Defined Benefit Plan from and against any and all Liabilities relating to, arising out of or resulting from such arrangement, including, without limitation, (1) the administrative costs and expenses incurred by the Parent Group or the Transferor Defined Benefit Plan relating to each SpinCo Employee’s participation in the Transferor Defined Benefit Plan after the applicable Local Transfer Date, (2) other Liabilities incurred by the Parent Group or the Transferor Defined Benefit Plan as a result of the Parent Group permitting the SpinCo Employees to participate in the Transferor Defined Benefit Plan after the applicable Local Transfer Date, (3) Liabilities incurred by the Parent Group or the Transferor Defined Benefit Plan as a result of the termination of employment of, or changes to the employment terms of, any SpinCo Employee by the SpinCo Group after the applicable Local Transfer Date and (4) in the event that any transaction contemplated by such arrangement requires the consent of any SpinCo Employee, any payments or benefits that the Parent Group makes or provides to such SpinCo Employee in order to obtain such consent, as reasonably determined by the Parent Group after consultation with the SpinCo Group.

(d)      Insured Transferor Defined Benefit Plans. Without limiting the generality of Section 2.11, effective as of the applicable Non-U.S. DB Transfer Date, in connection with the transfer of Liabilities from an Insured Transferor Defined Benefit Plan to an Insured Transferee Defined Benefit Plan, the SpinCo Group shall (1) establish an Insured Transferee Defined Benefit Plan to administer the Liabilities of the applicable Insured Transferor Defined Benefit Plan and (2) execute insurance contracts with a reputable insurance company to fund the Liabilities assumed by such Insured Transferee Defined Benefit Plan and pay the benefits to the applicable SpinCo Employees, which contracts shall be effective no later than the applicable Non-U.S. DB Transfer Date; provided, however, in lieu of the SpinCo Group executing an insurance contract described in this Section 9.02(d)(2), the Parent Group may, in its discretion, assign insurance contracts to the SpinCo Group in respect of Liabilities assumed by such Insured Transferee Defined Benefit Plan. As of the applicable Non-U.S. DB Transfer Date, the Parent Group shall cause each Insured Transferor Defined Benefit Plan to transfer the Liabilities of the Insured Transferor Defined Benefit Plan with respect the SpinCo Employees to the applicable Insured Transferee Defined Benefit Plan.

(e)       Unfunded Transferor Defined Benefit Plans. Without limiting the generality of Section 2.11, effective as of the applicable Non-U.S. DB Transfer Date, in connection with the transfer of Liabilities from an Unfunded Transferor Defined Benefit Plan to an Unfunded Transferee Defined Benefit Plan, the SpinCo Group shall establish an Unfunded Transferee Defined Benefit Plan to administer the Liabilities of the applicable Unfunded Transferor Defined Benefit Plan and pay the benefits to the applicable SpinCo Employees. As of the applicable Non-U.S. DB Transfer Date, the Parent Group shall cause each Unfunded Transferor Defined Benefit Plan to transfer the Liabilities of the Unfunded Transferor Defined Benefit Plan with respect the SpinCo Employees to the applicable Unfunded Transferee Defined Benefit Plan.

(f)       Acknowledgments of Pension Liabilities. Following the completion of the transfer of Assets and/or Liabilities from a Transferor Defined Benefit Plan to a Transferee Defined Benefit Plan, from an Insured Transferor Defined Benefit Plan to an Insured Transferee Defined Benefit Plan and from a Unfunded Transferor Defined Benefit Plan to an Unfunded Transferee Defined Benefit Plan, and the transfer of a Subsidiary Defined Benefit Plan to the SpinCo Group as provided in this Section 9.02, the Parent Group shall have no further Liability (either under this Agreement or otherwise) to provide the SpinCo Employees (or Former SpinCo Employees for the Subsidiary Defined Benefit Plans, other than the applicable Reverse Transfer Defined Benefit Plans) who participated in such plan with benefits under a Transferor Defined Benefit Plan, Insured Transferor Defined Benefit Plan, Unfunded Transferor Defined Benefit Plan or Subsidiary Defined Benefit Plan, and the SpinCo Group shall be solely responsible for all Liabilities with respect to any amounts owed to a SpinCo Employee (or Former SpinCo Employees for the Subsidiary Defined Benefit Plans, other than the applicable Reverse Transfer Defined Benefit Plans) under such plans. For the avoidance of doubt, the Parent Group shall retain all Assets and Liabilities under any defined benefit pension plans covering SpinCo Employees or Former SpinCo Employees, except as expressly provided in Sections 9.02(b) through (e).

(g)      No Reduction in Benefits. At all times following the applicable Non-U.S. DB Transfer Date, the SpinCo Group shall not take any action to reduce any benefits accrued under any Subsidiary Defined Benefit Plan, Transferor Defined Benefit Plan, Insured Transferor Defined Benefit Plan or Unfunded Transferor Defined Benefit Plan prior to the applicable Non-U.S. DB Transfer Date.

Article 10
DEFINED CONTRIBUTION PLANS

Section 10.01.      SpinCo 401(k) Plan. Effective as of the Local Transfer Date or such other date as agreed to between Parent and SpinCo, which need not be the same for each retirement plan (the “Applicable 401(k) Date”), SpinCo or the applicable member of the SpinCo Group shall establish a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “SpinCo 401(k) Plan”) providing benefits to the SpinCo Employees participating in any qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code sponsored by any member of the Parent Group (collectively, the “Parent 401(k) Plan”) as of the Local Transfer Date; provided, however, that SpinCo or the applicable member of the SpinCo Group shall not be required to provide SpinCo Employees with an option to invest in SpinCo Common Stock under the SpinCo 401(k) Plan.

Section 10.02.      401(k) Plan Rollovers. SpinCo or the applicable member of the SpinCo Group shall permit each SpinCo Employee and Former SpinCo Employee participating in the Parent 401(k) Plan to effect, and SpinCo or the applicable member of the SpinCo Group shall cause the SpinCo 401(k) Plan to accept, in accordance with applicable Law, a “direct rollover” (within the meaning of Section 401(a)(31) of the Code) of his or her account balances (including earnings thereon through the date of transfer and promissory notes evidencing all outstanding loans in accordance with the terms of the SpinCo 401(k) Plan) under the Parent 401(k) Plan if such rollover to the SpinCo 401(k) Plan is elected in accordance with applicable Law by such SpinCo Employee and Former SpinCo Employee, subject to each of Parent’s and SpinCo’s reasonable satisfaction that the Parent 401(k) Plan or the SpinCo 401(k) Plan, as applicable, is in compliance with all applicable Laws and that such plan continues to satisfy the requirements for a qualified plan under Section 401(a) of the Code and that the trust that forms a part of such plan is exempt from Tax under Section 501(a) of the Code. Upon completion of a direct rollover of a SpinCo Employee’s and Former SpinCo Employee’s account balances, as described in this Section 10.02, SpinCo, the SpinCo Group and the SpinCo 401(k) Plan shall be solely responsible for all benefits relating to past service of such SpinCo Employee and Former SpinCo Employee, as applicable, and none of Parent, the Parent Group and the Parent 401(k) Plan shall have any liability whatsoever with respect to such benefits.

Section 10.03.      Employer 401(k) Plan Contributions. The Parent Group shall remain responsible for making all employer contributions under the Parent 401(k) Plan with respect to any SpinCo Employees or Former SpinCo Employees relating to periods prior to the Applicable 401(k) Date. In the event that the Applicable 401(k) Date occurs after the Local Transfer Date, SpinCo shall reimburse Parent for any employer contributions made under this Section 10.03 with respect to any SpinCo Employees or Former SpinCo Employees relating to the period beginning on the Local Transfer Date and ending on the Applicable 401(k) Date. On and after the Applicable 401(k) Date, the SpinCo Group shall be solely responsible for all employer contributions under the SpinCo 401(k) Plan with respect to any SpinCo Employees or Former SpinCo Employees.

Section 10.04.      Limitation of Liability. For the avoidance of doubt, Parent shall have no responsibility for any failure of SpinCo to properly administer the SpinCo 401(k) Plan in accordance with its terms and applicable Law, including any failure to properly administer the accounts of SpinCo Employees and their respective beneficiaries, including accounts transferred over in accordance with Section 10.02, in such SpinCo 401(k) Plan.

Section 10.05.      Non-U.S. Defined Contribution Plans. The treatment of each Parent Benefit Plan that is a defined contribution plan for the benefit of employees outside of the United States and in which any SpinCo Employee or Former SpinCo Employee participates (each, a “Non-U.S. DC Plan”) shall be governed by the applicable Local Agreement; provided that if a Local Agreement does not address the treatment of an applicable Non-U.S. DC Plan, then Parent and SpinCo shall use commercially reasonable efforts to cause such Non-U.S. DC Plan to be treated in a manner that is consistent with applicable Law and, to the extent practicable, the general principles of this Article 10.

Article 11
NONQUALIFIED DEFERRED COMPENSATION

Section 11.01.      SpinCo Nonqualified Deferred Compensation Plans. Notwithstanding Section 2.09 or any other provision of this Agreement to the contrary, following the Local Transfer Date, the Parent Group shall retain sponsorship of the Parent Nonqualified Deferred Compensation Plans and all assets and Liabilities arising out of or relating to the Parent Nonqualified Deferred Compensation Plans. Without limiting the generality of Section 2.10, effective as of the Distribution Date or such other date as agreed to between Parent and SpinCo, SpinCo shall establish a new nonqualified deferred compensation plan (or plans) sponsored by SpinCo (together, the “SpinCo Nonqualified Deferred Compensation Plans”). The SpinCo Nonqualified Deferred Compensation Plans shall honor all deferral elections by SpinCo Employees for the plan year in which the Distribution occurs, and for the 2021 plan year, the SpinCo Nonqualified Deferred Compensation Plans shall also honor terms and conditions that are substantially similar to the terms and conditions of the corresponding Parent Nonqualified Deferred Compensation Plan (including matching and automatic employer contributions). The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, will trigger a payment or distribution of compensation under the Parent Nonqualified Deferred Compensation Plans or the SpinCo Nonqualified Deferred Compensation Plans to any SpinCo Employee or Former SpinCo Employee (and their respective beneficiaries) and, consequently, that the payment or distribution of any compensation to which any SpinCo Employee or Former SpinCo Employee (and their respective beneficiaries) is entitled under the Parent Nonqualified Deferred Compensation Plans will occur upon the time or times provided for under the applicable Parent Nonqualified Deferred Compensation Plans and such SpinCo Employee’s or Former SpinCo Employee’s deferral elections. Without limiting the generality of Section 4.01 and subject to Section 17.09, Parent and SpinCo shall use commercially reasonable efforts to cooperate in administering the Parent Nonqualified Deferred Compensation Plans for purposes of satisfying any obligations relating to the participation of any SpinCo Employee or Former SpinCo Employee, including by exchanging any necessary participant records and engaging recordkeepers, administrators, providers, insurers and other third parties. Prior to the Local Transfer Date, Parent shall provide SpinCo with a list of SpinCo Employees and Former SpinCo Employees who are participants in the Parent Nonqualified Deferred Compensation Plans.  If a SpinCo Employee on such list terminates employment with the SpinCo Group, SpinCo shall, or shall cause a member of the SpinCo Group to, provide written notice to Parent of such employee’s termination of employment within twenty (20) days of such employee’s termination of employment.  Notwithstanding the foregoing, SpinCo shall be liable and solely responsible, and shall reimburse Parent, for any Liabilities of the Parent Group arising with respect to the Parent Nonqualified Deferred Compensation Plans as a result of any failure by a member of the SpinCo Group to provide proper notice of an employment termination that results in the inability of Parent to administer the Parent Nonqualified Deferred Compensation Plans in compliance with Section 409A of the Code with respect to any SpinCo Employee or Former SpinCo Employee who participated thereunder. For the avoidance of doubt, each SpinCo Nonqualified Deferred Compensation Plan shall be a SpinCo Benefit Plan.

Section 11.02.      No Transfer of Assets. Except as required by applicable Law, nothing in this Agreement shall require any member of the Parent Group or the Parent Nonqualified Deferred Compensation Plans to transfer assets or reserves with respect to the Parent Nonqualified Deferred Compensation Plans to any member of the SpinCo Group or the SpinCo Nonqualified Deferred Compensation Plans.

Section 11.03.      Employer Nonqualified Deferred Compensation Plan Contributions. The Parent Group shall remain responsible for making all employer contributions under the Parent Nonqualified Deferred Compensation Plans with respect to any SpinCo Employees or Former SpinCo Employees relating to periods prior to the Distribution Date. SpinCo shall reimburse Parent for any employer contributions made under this Section 11.03 under the Parent Nonqualified Deferred Compensation Plans with respect to any SpinCo Employees or Former SpinCo Employees relating to the period beginning on the Local Transfer Date and ending on the Distribution Date. Any such contributions that are unvested as of the Local Transfer Date shall continue to vest in accordance with their terms. On and after the Local Transfer Date, the SpinCo Group shall be responsible for all employer contributions under the Parent Nonqualified Deferred Compensation Plans and SpinCo Nonqualified Deferred Compensation Plans with respect to any SpinCo Employees or Former SpinCo Employees.

Section 11.04.      Limitation of Liability. Parent shall have no responsibility for any failure of the SpinCo Group to properly administer the SpinCo Nonqualified Deferred Compensation Plans in accordance with their terms and applicable Law, including any failure to properly administer the accounts of SpinCo Employees or Former SpinCo Employees and their respective beneficiaries in such SpinCo Nonqualified Deferred Compensation Plans.

Article 12
ACCRUED LEAVE

Section 12.01.      Vacation, Holidays, Annual Leave and Other Leaves. On the Local Transfer Date, the SpinCo Group shall assume and be solely responsible for all Liabilities for vacation, holiday, annual leave and/or other leave accruals and benefits with respect to each SpinCo Employee. In addition, (a) for purposes of determining the number of vacation, holiday, annual leave or other leave days to which such employee shall be entitled following the Local Transfer Date, SpinCo and the applicable members of the SpinCo Group shall assume and honor all such days accrued or earned but not yet taken by such employee, if any, as of the Local Transfer Date and (b) to the extent that such employee is entitled under any applicable Law or any policy of his or her respective employer that is a member of the Parent Group, as the case may be, to be paid for any vacation, holiday, annual leave or other leave days accrued or earned but not yet taken by such employee as of the Local Transfer Date, the SpinCo Group shall assume and be solely responsible for the Liability to pay for such days.

Article 13
EQUITY COMPENSATION

Section 13.01.      SpinCo Equity Incentive Plan. Prior to the Distribution, Parent shall cause SpinCo to adopt an equity incentive plan or program, to be effective immediately prior to the Distribution (the “SpinCo Equity Incentive Plan”), and Parent shall approve the SpinCo Equity Incentive Plan and forms of award agreements for use thereunder (the “SpinCo Award Agreement”) as the sole stockholder of SpinCo.

Section 13.02.      Treatment of Outstanding Parent Equity Awards. The Parties shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding Parent Equity Award granted under any Parent Equity Plan shall be adjusted as set forth in this Section 13.02 as of immediately prior to the Distribution.

(a)         Parent Restricted Stock Units Held by Parent Employees, Former Parent Employees or Former SpinCo Employees. Each Parent Restricted Stock Unit held by a Parent Employee, Former Parent Employee or Former SpinCo Employee that is outstanding as of immediately prior to the Distribution Date shall be subject to the same terms and conditions after the Distribution Date as the terms and conditions applicable to such Parent Restricted Stock Unit immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date, the number of shares of Parent Common Stock to which such Parent Restricted Stock Unit relates shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (i) the number of shares of Parent Common Stock to which such Parent Restricted Stock Unit related immediately prior to the Distribution Date by (ii) the Parent Equity Award Ratio.

(b)         Parent Restricted Stock Units Held by SpinCo Employees. Each Parent Restricted Stock Unit held by a SpinCo Employee that is outstanding as of immediately prior to the Distribution Date shall be converted into a SpinCo Restricted Stock Unit and shall otherwise be subject to the same terms and conditions (including the applicable vesting schedule) after the Distribution Date as the terms and conditions applicable to such Parent Restricted Stock Unit immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date, the number of shares of SpinCo Common Stock to which such SpinCo Restricted Stock Unit relates shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (i) the number of shares of Parent Common Stock to which such Parent Restricted Stock Unit related immediately prior to the Distribution Date by (ii) the SpinCo Equity Award Ratio.

(c)         Parent Performance Share Units Held by Parent Employees, Former Parent Employees or Former SpinCo Employees. Each Parent Performance Share Unit held by a Parent Employee, Former Parent Employee or Former SpinCo Employee that is outstanding as of immediately prior to the Distribution Date shall be subject to the same terms and conditions (including the applicable vesting schedule and any performance conditions) after the Distribution Date as the terms and conditions applicable to such Parent Performance Share Unit immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date (i) the target number of shares of Parent Common Stock to which such Parent Performance Share Unit relates shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (A) the target number of shares of Parent Common Stock to which such Parent Performance Share Unit related immediately prior to the Distribution Date by (B) the Parent Equity Award Ratio; and (ii) the performance conditions applicable to each such Parent Performance Share Unit may be equitably adjusted, as determined by the Parent Compensation Committee, to reflect the Distribution.

(d)         Parent Performance Share Units Held by SpinCo Employees. Each Parent Performance Share Unit held by a SpinCo Employee that is outstanding as of immediately prior to the Distribution Date shall be converted into a SpinCo Restricted Stock Unit subject solely to time-based vesting conditions and subject to the same terms and conditions (including the applicable vesting schedule, but not any performance conditions) after the Distribution Date as the terms and conditions applicable to such Parent Performance Share Unit immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date the number of shares of SpinCo Common Stock to which such SpinCo Restricted Stock Unit relates shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (i) the applicable Performance Share Unit Conversion Amount by (ii) the SpinCo Equity Award Ratio.

(e)         Parent Options Held by Parent Employees, Former Parent Employees or Former SpinCo Employees. Each Parent Option, whether vested or unvested, held by a Parent Employee, Former Parent Employee or Former SpinCo Employee that is outstanding and unexercised as of immediately prior to the Distribution Date shall be subject to the same terms and conditions after the Distribution Date as the terms and conditions applicable to such Parent Option immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date: (i) the number of shares of Parent Common Stock subject to such Parent Option shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (A) the number of shares of Parent Common Stock subject to such Parent Option immediately prior to the Distribution Date by (B) the Parent Equity Award Ratio; and (ii) the per share exercise price of such Parent Option shall be equal to the quotient, rounded up to the nearest whole cent, obtained by dividing (A) the per share exercise price of such Parent Option immediately prior to the Distribution Date by (B) the Parent Equity Award Ratio.

(f)          Parent Options Held by SpinCo Employees. Each Parent Option, whether vested or unvested, held by a SpinCo Employee that is outstanding as of immediately prior to the Distribution Date shall be converted into a SpinCo Option, and shall otherwise be subject to the same terms and conditions (including the applicable vesting schedule) after the Distribution Date as the terms and conditions applicable to such Parent Option immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date: (i) the number of shares of SpinCo Common Stock subject to such SpinCo Option shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (A) the number of shares of Parent Common Stock subject to such Parent Option immediately prior to the Distribution Date by (B) the SpinCo Equity Award Ratio; and (ii) the per share exercise price of such SpinCo Option shall be equal to the quotient, rounded up to the nearest whole cent, obtained by dividing (A) the per share exercise price of such Parent Option immediately prior to the Distribution Date by (B) the SpinCo Equity Award Ratio.

(g)         Parent Restricted Stock Awards Held by Parent Employees, Former Parent Employees or Former SpinCo Employees. Each Parent Restricted Stock Award held by a Parent Employee, Former Parent Employee or Former SpinCo Employee that is outstanding as of immediately prior to the Distribution Date shall be subject to the same terms and conditions after the Distribution Date as the terms and conditions applicable to such Parent Restricted Stock Award immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date, the number of shares of Parent Common Stock to which such Parent Restricted Stock Award relates shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (i) the number of shares of Parent Common Stock to which such Parent Restricted Stock Award related immediately prior to the Distribution Date by (ii) the Parent Equity Award Ratio. Following the Distribution Date, Parent shall be responsible for the payment or settlement of any accrued dividends with respect to Parent Restricted Stock Awards held by Parent Employees, Former Parent Employees or Former SpinCo Employees, in accordance with the terms of the applicable Parent Restricted Stock Award.

(h)         Parent Restricted Stock Awards Held by SpinCo Employees. Each Parent Restricted Stock Award held by a SpinCo Employee that is outstanding as of immediately prior to the Distribution Date shall be converted into a SpinCo Restricted Stock Award and shall otherwise be subject to the same terms and conditions (including the applicable vesting schedule) after the Distribution Date as the terms and conditions applicable to such Parent Restricted Stock Award immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date, the number of shares of SpinCo Common Stock to which such SpinCo Restricted Stock Award relates shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (i) the number of shares of Parent Common Stock to which such Parent Restricted Stock Award related immediately prior to the Distribution Date by (ii) the SpinCo Equity Award Ratio. Following the Distribution Date, SpinCo shall be responsible for the payment or settlement of any accrued dividends with respect to Parent Restricted Stock Awards (or the SpinCo Restricted Stock Awards into which they were converted) held by SpinCo Employees, in accordance with the terms of the applicable Parent Restricted Stock Award.

Section 13.03.      Parent ESPP. The administrator of the Parent ESPP shall take all actions necessary and appropriate to provide that (a) SpinCo Employees who participate in the Parent ESPP shall not be eligible to participate in any future Offering Periods that begin following the Local Transfer Date and (b) any cash remaining in the Parent ESPP account of any SpinCo Employee after the Local Transfer Date shall be refunded to such SpinCo Employee without interest as soon as administratively practicable.

Section 13.04.      Tax Reporting and Withholding for Equity-Based Awards. Unless otherwise required by applicable Law, (a) Parent (or one of its Subsidiaries) will be responsible for all income, payroll, fringe benefit, social security, payment-on-account and other Tax reporting relating to income of or otherwise owed by Parent Employees or Former Parent Employees from equity-based awards granted to such employees by Parent, (b) SpinCo (or one of its Subsidiaries) will be responsible for all income, payroll, fringe benefit, social security, payment-on-account and other Tax reporting related to or otherwise owed on income of SpinCo Employees or Former SpinCo Employees from equity-based awards granted to such employees by SpinCo, including equity-based awards described in this Article 13, (c) Parent (or one of its Subsidiaries) shall be responsible for remitting applicable Tax withholdings and related payments for equity awards granted by Parent and held by Parent Employees or Former Parent Employees to each applicable taxing authority and (d) SpinCo (or one of its Subsidiaries) shall be responsible for remitting applicable Tax withholdings and related payments for equity awards granted by SpinCo and held by SpinCo Employees or Former SpinCo Employees, including equity-based awards described in this Article 13 to each applicable taxing authority. In all cases, Parent and SpinCo (and any applicable Parent Subsidiary and SpinCo Subsidiary) agree to cooperate to ensure that such obligations are met. Parent and SpinCo agree to enter into any necessary agreements regarding the subject matter of this Section 13.04 to enable Parent and SpinCo (and any applicable Parent and SpinCo Subsidiaries) to fulfill their respective obligations hereunder and under applicable Law.

Section 13.05.      Parent and SpinCo Income Tax Deductions in Respect of Certain Equity Awards and Compensation. Unless otherwise required by applicable Law, solely the member of the Group for which the relevant individual is currently employed or, if such individual is not currently employed by a member of the Group, was most recently employed, in either case, at the time of the vesting, exercise, disqualifying disposition, payment or other relevant taxable event, as appropriate, in respect of equity awards and other compensation shall be entitled to claim any income tax deduction in respect of such equity awards and other compensation on its respective tax return associated with such event.

Section 13.06.      Compliance. For purposes of this Article 13, and notwithstanding the use of the phrase “same terms” or anything else to the contrary throughout this article, Parent and SpinCo reserve the right to impose other requirements or different terms and conditions on any Parent or SpinCo equity awards and Parent or SpinCo stock incentive compensation plans, or to treat the equity awards in a different manner, to the extent that either of them determines it is necessary or advisable for legal or administrative reasons, including for compliance with non-U.S. laws and regulations and to mitigate the potential impact of non-U.S. tax consequences on the equity awards.

Article 14
NON-U.S. EMPLOYEES

Section 14.01.      Treatment of Non-U.S. Employees. Except as otherwise agreed by the Parties or as set forth in this Agreement, Parent Employees and SpinCo Employees who reside outside of the United States or are otherwise subject to non-U.S. Law (“Non-U.S. Employees”) and their related benefits and Liabilities shall be treated under this Agreement in the same manner as the Parent Employees and SpinCo Employees, respectively, who are residents of the United States and are not subject to non-U.S. Law; provided that, notwithstanding anything to the contrary in this Agreement, all actions taken with respect to such Non-U.S. Employees shall be subject to and accomplished in accordance with applicable Law in the custom of the applicable jurisdictions and may be effectuated by implementation of a Local Agreement.

Article 15
COOPERATION; ACCESS TO INFORMATION; LITIGATION; CONFIDENTIALITY

Section 15.01.      Cooperation. Following the date of this Agreement, the Parties shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cooperate with respect to any employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement. Without limiting the generality of the preceding sentence, the Parent Group and the SpinCo Group shall cooperate in connection with (a) any audits of any Benefit Plan with respect to which such Party may have Information, (b) any audits of their respective payroll services (whether by a Governmental Authority in the United States or otherwise) in connection with the services provided by one Party to the other Party and (c) the notification and consultation with labor unions and other employee representatives of employees of the Parent Group and the SpinCo Group. With respect to each Benefit Plan, the obligations of the Parent Group and the SpinCo Group to cooperate pursuant to this Section 15.01 or any other provision of this Agreement shall remain in effect until the latest of (i) the date on which all audits of such Benefit Plan with respect to which a Party may have Information have been completed, (ii) the date the applicable statute of limitations with respect to such audits has expired and (iii) the date on which the Parent Group discharges all obligations to SpinCo Employees, Former SpinCo Employees and their respective beneficiaries under such Benefit Plan.

Section 15.02.      Access to Information; Privilege; Confidentiality. Except as would be inconsistent with Section 15.01 or any other provision of this Agreement relating to cooperation, Article VII of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

Article 16
TERMINATION

Section 16.01.      Termination. This Agreement may be terminated by Parent at any time, in its sole discretion, prior to the Distribution; provided, however, that this Agreement shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.

Section 16.02.      Effect of Termination. In the event of any termination of this Agreement prior to the Distribution, none of the Parties (or any of its directors or officers) shall have any Liability or further obligation to any other Party under this Agreement.

Article 17
MISCELLANEOUS

Section 17.01.      Incorporation of Indemnification Provisions of Separation Agreement. In addition to the specific indemnification provisions in this Agreement, Article VI of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

Section 17.02.      Additional Indemnification. If the Parties determine that the SpinCo Group is unable to establish any SpinCo Benefit Plan as of the Local Transfer Date (or the applicable Welfare Plan Date or such other date specified in this Agreement, if applicable) that it is required under this Agreement to establish by such date, then the SpinCo Group shall indemnify, defend and hold harmless each of the Parent Indemnitees from and against any and all Liabilities of the Parent Indemnitees relating to, arising out of or resulting from participation by any SpinCo Employee or Former SpinCo Employee on or after the Local Transfer Date (or the applicable Welfare Plan Date) in any such Parent Benefit Plan due to the failure to timely establish such SpinCo Benefit Plan or Plans. In addition, the SpinCo Group shall indemnify, defend and hold harmless each of the Parent Indemnitees from and against any and all Liabilities of the Parent Indemnitees relating to, arising out of or resulting from any claim by any SpinCo Employee or Former SpinCo Employee that Parent or any other member of the Parent Group is a “joint employer” or “co-employer” (or term of similar meaning under applicable Law) with SpinCo or any other member of the SpinCo Group or any such SpinCo Employee or Former SpinCo Employee on or after the Local Transfer Date (including, except as otherwise specifically provided in this Agreement or the TSA, with respect to a claim that any of the foregoing are entitled to participate in any Parent Benefit Plan at any time on or after the Local Transfer Date), except to the extent that any member of the Parent Group has taken affirmative and substantial action to treat a SpinCo Employee as a Parent Employee under the terms of this Agreement.

Section 17.03.      Further Assurances. Article IX of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

Section 17.04.      Administration. SpinCo hereby acknowledges that Parent has provided or will provide administration services for certain SpinCo Benefit Plans, and SpinCo agrees to assume sole responsibility for the administration and administration costs of such plans and each other SpinCo Benefit Plan. The Parties shall cooperate in good faith to complete such transfer of responsibility on commercially reasonable terms and conditions effective no later than the Local Transfer Date, the applicable Welfare Plan Date or the Workers’ Compensation Claim Date.

Section 17.05.      Third-Party Beneficiaries. Except as otherwise may be provided in the Separation Agreement with respect to the rights of any Parent Indemnitee or SpinCo Indemnitee, (a) no provisions of this Agreement shall be construed as a limitation on the right of the Parent Group or the SpinCo Group to amend any Benefit Plan or terminate its participation therein that the Parent Group or the SpinCo Group would otherwise have under the terms of such Benefit Plan or otherwise, (b) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer any rights or remedies hereunder upon any Person except the Parties and (c) there are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any third party with any remedy, claim, liability, reimbursement, cause of action or other right. Notwithstanding anything to the contrary set forth in this Agreement, no provisions of this Agreement shall be deemed to guarantee employment for any period of time for, or preclude the ability of Parent or any member of the Parent Group or SpinCo or any member of the SpinCo Group to terminate any employee or individual service provider for any reason.

Section 17.06.      Employment Tax Reporting Responsibility. To the extent applicable, the Parties hereby agree to follow the standard procedure for U.S. employment tax withholding as provided in Section 5 of Rev. Proc. 2004-53, I.R.B. 2004-35.

Section 17.07.      Data Privacy. The Parties agree that any applicable data privacy Laws and any other obligations of the SpinCo Group and the Parent Group to maintain the confidentiality of any Information relating to employees in accordance with applicable Law shall govern the disclosure of Information relating to employees among the Parties under this Agreement. Parent and SpinCo shall use commercially reasonable efforts to ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the SpinCo Employees and Former SpinCo Employees. Additionally, each Party shall sign any documentation as may be required to comply with applicable data privacy Laws.

Section 17.08.      Section 409A. The Parent Group and the SpinCo Group shall cooperate in good faith and use commercially reasonable efforts to ensure that the transactions contemplated by the Separation Agreement and the Ancillary Agreements, including this Agreement, will not result in adverse tax consequences under Section 409A of the Code to any Parent Employee, Former Parent Employee, SpinCo Employee or Former SpinCo Employee (or any of their respective beneficiaries) in respect of their respective benefits under any Benefit Plan.

Section 17.09.      Confidentiality. Section 7.09 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

Section 17.10.      Employment Records.  As of the Local Transfer Date, the Parent Group shall provide to the SpinCo Group employment records for SpinCo Employees and Former SpinCo Employees or copies thereof to the extent such records or copies are required to be provided to the SpinCo Group under applicable Law or the terms of this Agreement or the applicable Local Agreement or as otherwise agreed between the Parties, and the SpinCo Group shall accept and take delivery of such records or copies as of the Local Transfer Date. The SpinCo Group shall indemnify and hold harmless the Parent Group from and against any and all losses incurred as a result of claims or threatened claims by any SpinCo Employee or Former SpinCo Employee relating to the disclosure or use of the employment records for any non-employment-related purpose.

Section 17.11.      Additional Provisions. Article XI of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

International Business Machines Corporation

By:
Name: Title:

Kyndryl Holdings, Inc.

By:
Name: Title: